Exhibit 99.1
FOR FURTHER INFORMATION

Investors:	Media:
James Trouba	Michelle Jones
Tel: (248) 848-8896	Tel: (248) 848-2269
jtrouba@covansys.com	mjones@covansys.com
FOR IMMEDIATE RELEASE
COVANSYS REPORTS SOLID FOURTH QUARTER
AND FULL YEAR 2005 RESULTS
Remediation of Previously Identified Material Weaknesses Completed
FARMINGTON HILLS, MI, March 8, 2006 – Covansys Corporation (NASDAQ: CVNS), a global consulting and technology services company, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2005. The Company also announced the remediation of all material weaknesses identified in the Company’s assessment of internal controls for 2004.
Separately, Covansys today announced that it has reached a definitive agreement with
Saber Consulting, Inc., a privately-held, leading provider of software and services to state and local governments, to sell its state and local government practice for up to $40 million in cash. Saber is a portfolio company of Accel-KKR, a leading technology-focused private equity firm. The practice that Saber is acquiring from Covansys provides technology solutions and consulting services to dozens of states and local governments and employs approximately 350 individuals. PDA Software Services, which was acquired by Covansys in 2002 and generated revenues of $30.5 million in 2005, is not included in the sale. The transaction is contingent on the Company’s ability to meet certain closing conditions. The Company believes that this transaction will result in improved gross profit, reduced SG&A costs and improved operating income in the future, as well as reduced volatility of its earnings.
Covansys reported revenue of $110.0 million in the fourth quarter compared with $99.2 million in the fourth quarter of 2004 and $111.2 million in the prior quarter. For the full fiscal year of 2005, revenue was $434.1 million, an increase of 16% compared with revenue of $374.4 in fiscal year 2004. This is the first year Covansys has had revenue over $400 million since fiscal year 2001, a significant achievement for the Company.

The Company generated net income of $9.6 million for the quarter ended December 31, 2005, up from $8.6 million in the prior quarter and up from $9.2 million in the fourth quarter of 2004. For the full year 2005, net income available for shareholders was $37.5 million compared with $17.5 million in 2004.
Gross profit for 2005 was $118.0 million or 27.2% of revenue compared with $93.3 million or 24.9% of revenue for 2004. Gross profit increased both in terms of dollars and as a percent of revenue in 2005 primarily due to higher utilization, a reduction in the amount of adjustments to fixed price projects and the revenue recognized in 2005 for work performed in 2004, offset by price adjustments.
Net income available to common shareholders in the fourth quarter of 2005 was $0.25 per share (on a diluted basis), compared with $0.24 per share (on a diluted basis) for the same period in 2004. For the full year of 2005, net income available to common shareholders was $0.99 per share (on a diluted basis) compared to a loss of $0.48 per share (on a diluted basis) in 2004.
Raj Vattikuti, Covansys’ president, and chief executive officer, said, “Covansys’ solid fourth quarter and full year performance demonstrates our continued success in executing on our business plan. Our focus on leveraging our existing relationships with key strategic clients to drive growth is now yielding tangible returns. As the company that pioneered global outsourcing in 1992, Covansys remains well-positioned to continue building market share and creating value for shareholders through our unique blended delivery model that combines our offshore expertise with dedicated local project management.”
Highlights of Covansys’ fiscal 2005 include:
•	Completed the remediation of all material weaknesses identified in 2004;

•	Added five new strategic accounts to our client portfolio from the life sciences and financial services industries, all with the potential for significant growth; and

•	Successfully completed the sale and transfer of PeopleSoft development center in Bangalore, India to Oracle Corporation.
Additional Financial Results
Domestic utilization was 84.1% in the fourth quarter of 2005, up from 78.9% in the fourth quarter of 2004 and a slight decline over last quarter when domestic utilization was 85.0%. Utilization in India was 72.9% for the fourth quarter, down from 75.1% in the fourth quarter of 2004 and down from 75.2% in the third quarter of 2005.
Covansys’ effective tax rate was 25.5% for the fourth quarter of 2005 and 23.3% for the full year. The tax provision for the quarter ended December 31, 2005 includes a net credit of $0.6 million from the adjustment of recorded reserves and valuation allowances based on the evaluation of estimated tax exposures.

The Company had $81.4 million in cash and short-term investments at the end of the fourth quarter of 2005. Cash from operations for the fourth quarter of 2005 was $24.1 million. Cash from operations for 2005 was $51.7 million.
Management’s Report on Internal Control over Financial Reporting
In accordance with Section 404 of the Sarbanes-Oxley Act, management has completed its assessment of the effectiveness of its internal control over financial reporting and has concluded that the Company’s internal control over financial reporting was effective as of December 31, 2005.
Outlook
Jim Trouba, Covansys’ Chief Financial Officer, noted, “We worked extremely hard in 2005 to improve our internal control environment and are pleased with the results. We plan to work just as diligently in 2006 to continue to strengthen our control and reporting capabilities.”
Mr.Vattikuti concluded, “Covansys is poised to build on our recent success in 2006. In addition to our solid full year results, the completion of our material weakness remediation process and the sale of our state and local consulting practice position Covansys for strong revenue growth and improved profitability. Once the transaction is completed, Covansys will be a ‘pure play’ provider of global outsourcing solutions. We expect that our continued growth will be driven by expanding our existing relationships with key accounts such as Fidelity Information Services, Inc (FIS,) by our focus on expanding relationships with newly added strategic accounts and by our efforts to aggressively target new accounts in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. We are confident that in 2006 Covansys can improve financial performance and create significant value for its shareholders.”
Conference Call
Covansys will host a conference call on Wednesday, March 8, 2006 at 11:00 a.m. Eastern Time to discuss its financial results for the fourth quarter and full year ended December 31, 2005. Interested parties may access the call by dialing 800-659-2056 or 617-614-2714 from outside North America and entering the passcode 21073030. The call may also be accessed via the Internet on the company’s website, www.covansys.com.
A replay of the call will be available beginning at approximately 1:00 p.m. on March 8, 2006 through midnight on March 22, 2006 by dialing 888-286-8010 or 617-801-6888 and entering the passcode 36577256. The replay will also be available on the company’s website, www.covansys.com, for 90 days.

About Covansys
Headquartered in Michigan, Covansys Corporation (Nasdaq: CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. Clients gain competitive advantage by leveraging our unique global delivery capability to achieve rapid deployment, world-class quality and reduced costs. Covansys is known for strategic outsourcing and technology solutions in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. Founded in 1985, with 7,300 consultants and employees worldwide, Covansys was one of the first U.S.-based IT services companies to establish offshore facilities in India, and is a pioneer in seamlessly integrating offshore capabilities into its offerings. Two of the company’s three wholly owned development centers in India are assessed at Level 5 in SEI CMM(R). All three are ISO 9001:2000 certified and assessed at Level 5 in PCMM(R), and five global facilities are BS7799-2:2002 certified. Visit our Web site: http://www.covansys.com .
Safe Harbor Statement
With the exception of statements regarding historical matters and statements concerning our current status, certain matters discussed in this press release are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the words “anticipate,’’ “believe,’’ “estimate,’’ “expect’’ or “intend” and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements.
Factors that could cause or contribute to such material differences include impact of changes in estimates on fixed price projects, internal control weaknesses, variability of operating results, failure to recruit, train and retain skilled IT professionals, the failure of our agreement to sell the state and local practice of our Public Sector business to close, exposure to regulatory, political and general economic conditions in India and Asia, short term nature and termination provisions of contracts, competition in the IT services industry, economic conditions unique to clients in specific industries, the success of the Company to negotiate contract renewals at comparable terms, public sector budget constraints, limited protection of intellectual property rights, infringement by our services on the property rights of others, legal liability and damage to our professional reputation from claims made against our work, and risks related to merger, acquisition and strategic investment strategy.
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COVANSYS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
		2005		2004		2005		2004
Revenue		$109,961		$99,171		$434,120		$374,373

Cost of revenue		81,676		72,182		316,109		281,114

Gross profit		28,285		26,989		118,011		93,259

Selling, general and administrative		17,445		16,562		72,097		72,342

Income from operations		10,840		10,427		45,914		20,917

Interest expense		—		245		495		245
Other income(expense), net		2,079		(485)		3,507		1,317

Income before income taxes		12,919		9,697		48,926		21,989

Provision for income taxes		3,296		473		11,388		4,485

Net income available for shareholders		9,623		9,224		37,538		17,504

Convertible redeemable preferred stock dividends		—		—		—		3,221
Redemption of convertible redeemable preferred stock		—		—		—		28,674

Net income (loss) available to common shareholders		$9,623		$9,224		$37,538		($14,391)

Earnings Per Share:

	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted

Net income (loss) available to common shareholders	$0.26	$0.25	$0.25	$0.24	$1.00	$0.99	($0.48)	($0.48)

Weighted average common shares	37,388	38,033	37,425	37,988	37,364	37,960	29,971	29,971

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COVANSYS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited, in thousands)

	December 31,	December 31,
	2005	2004
Current Assets:
Cash and cash equivalents	$58,030	$49,841
Short-term investments	23,332	21,409

	81,362	71,250

Accounts receivable, net	82,526	75,388

Revenues earned in excess of billing, net	25,632	24,613

Prepaid expenses and other	15,117	12,331

Total current assets	204,637	183,582

Property and equipment, net	36,656	33,468

Goodwill, net	21,893	19,148

Other assets	8,075	12,604

Total Assets	$271,261	$248,802

Current liabilities	$59,727	$71,149

Other liabilities	3,674	3,462

Shareholders’ equity	207,860	174,191

Total Liabilities and Shareholders’ Equity	$271,261	$248,802

COVANSYS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2005	2004
Net income	$37,538	$17,504
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	13,145	13,391
Loss on disposal and obsolescence of property and equipment	155	1,395
Provision for and write-off of doubtful accounts	63	892
Provision for deferred income taxes	1,316	770
Impairment of long-lived assets	52	1,225
Gain from sale of development center	(1,000)	—
Loss(gain) from sale of short-term investments	5	(153)
Other	(6)	271
Change in assets and liabilities	421	4,096

Net cash provided by operating activities	51,689	39,391

Cash flows from investing activities:
Investment in property, equipment and other	(16,991)	(10,167)
Proceeds from sale of development center	800	—
Proceeds from sale of available-for-sale securities	130,642	112,750
Purchases of available-for-sale securities	(131,833)	(95,427)
Investment in computer software	(83)	(208)
Business acquisitions net of cash acquired	(7,022)	—

Net cash provided by (used in) investing activities	(24,487)	6,948

Cash flows from financing activities:
Repayment of subordinated notes	(17,500)	—
Net proceeds from issuance of common stock	—	93,906
Net proceeds from exercise of stock options and other, net	3,509	1,385
Redemption of convertible redeemable preferred stock	—	(179,139)
Repurchases of common stock	(4,803)	(2,408)

Net cash (used in) financing activities	(18,794)	(86,256)
Effect of exchange rate changes on cash	(219)	87

Increase (decrease) in cash and cash equivalents	8,189	(39,830)
Cash and cash equivalents at beginning of period	49,841	89,671

Cash and cash equivalents at end of period	$58,030	$49,841

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COVANSYS CORPORATION
ADJUSTED STATEMENTS OF OPERATIONS ELIMINATING THE STATE AND LOCAL PRACTICE
(Unaudited, in thousands except per share amounts)

	Year Ended December 31			Year Ended December 31
	2005			2004
		State &			State &
		Local			Local
	Actual	Practice	Adjusted	Actual	Practice	Adjusted
		(in thousands)			(in thousands)
Revenue	$434,120	$75,741	$358,379	$374,373	$62,994	$311,379

Cost of Revenue	316,109	65,529	250,580	281,114	59,605	221,509

Gross Profit	118,011	10,212	107,799	93,259	3,389	89,870
Gross Profit %	27.2%	13.5%	30.1%	24.9%	5.4%	28.9%
Operating Expenses	72,097	7,419	64,678	72,342	10,186	62,156

Contribution Margin	45,914	2,793	43,121	20,917	(6,797)	27,714
Contribution Margin %	10.6%	3.7%	12.0%	5.6%	-10.8%	8.9%
Interest Income and Other	3,012	—	3,012	1,072	—	1,072

Income before provision for income taxes	48,926	2,793	46,133	21,989	(6,797)	28,786

Tax Provision	11,388	1,117	10,271	4,485	(2,719)	7,204

Net Income	37,538	1,676	35,862	17,504	(4,078)	21,582

Convertible redeemable preferred stock dividends	—	—	—	(3,221)	—	(3,221)

Loss on redemption of convertible redeemable preferred stock	—	—	—	28,674	—	28,674

Net income (loss) available to common shareholders	$37,538	$1,676	$35,862	$(14,391)	$(4,078)	$(10,313)

Earnings Per Share

Basic	$1.00		$0.96	$(0.48)		$(0.34)

Fully Diluted	$0.99		$0.94	$(0.48)		$(0.34)

Basic weighted average shares	37,364		37,364	29,971		29,971
Dilutive effect of options	596		596

Diluted weighted average shares	37,960		37,960	29,971		29,971

Notes:

1	The income (loss) for the state and local practice, which is included in the Public Sector segment for reporting purposes, includes costs directly attributable to the business. Certain operating expenses which are indirectly attributable to the business are centrally managed at the corporate level and have not been allocated.

2	The tax rate assumed for the state & local practice is 40%.

COVANSYS CORPORATION
ADJUSTED STATEMENTS OF OPERATIONS ELIMINATING THE STATE AND LOCAL PRACTICE
(Unaudited, in thousands except per share amounts)

	4th Quarter			4th Quarter			3rd Quarter
	2005			2004			2005
		State &			State &			State &
		Local			Local			Local
	Actual	Practice	Adjusted	Actual	Practice	Adjusted	Actual	Practice	Adjusted
		(in thousands)			(in thousands)			(in thousands)
Revenue	$109,961	$14,422	$95,539	$99,171	$14,480	$84,691	$111,178	$20,424	$90,754

Cost of Revenue	81,676	14,355	67,321	72,182	13,912	58,270	82,182	18,225	63,957

Gross Profit	28,285	67	28,218	26,989	568	26,421	28,996	2,199	26,797
Gross Profit %	25.7%	0.5%	29.5%	27.2%	3.9%	31.2%	26.1%	10.8%	29.5%
Operating Expenses	17,445	1,405	16,040	16,562	1,534	15,028	17,650	1,623	16,027

Contribution Margin	10,840	(1,338)	12,178	10,427	(966)	11,393	11,346	576	10,770
Contribution Margin %	9.9%	-9.3%	12.7%	10.5%	-6.7%	13.5%	10.2%	2.8%	11.9%
Interest Income and Other	2,079	—	2,079	(730)	—	(730)	595	—	595

Income before provision for income taxes	12,919	(1,338)	14,257	9,697	(966)	10,663	11,941	576	11,365

Tax Provision	3,296	(535)	3,831	473	(386)	859	3,331	230	3,101

Net Income	9,623	(803)	10,426	9,224	(580)	9,804	8,610	346	8,264

Convertible redeemable preferred stock dividends	—	—	—		—	—		—	—

Loss on redemption of convertible redeemable preferred stock	—	—	—		—	—		—	—

Net income (loss) available to common shareholders	$9,623	$(803)	$10,426	$9,224	$(580)	$9,804	$8,610	$346	$8,264

Earnings Per Share

Basic	$0.26		$0.28	$0.25		$0.26	$0.23		$0.22

Fully Diluted	$0.25		$0.27	$0.24		$0.26	$0.23		$0.22

Basic weighted average shares	37,388		37,388	37,425		37,425	37,281		37,281
Dilutive effect of options	645		645	563		563	668		668

Diluted weighted average shares	38,033		38,033	37,988		37,988	37,949		37,949

Notes:

1	The income (loss) for the state and local practice, which is included in the Public Sector segment for reporting purposes, includes costs directly attributable to the business. Certain operating expenses which are indirectly attributable to the business are centrally managed at the corporate level and have not been allocated.

2	The tax rate assumed for the state & local practice is 40%.